Exhibit 99.1

TheZenith Zenith National Insurance Corp. 21255 Califa St. Woodland Hills, CA 91367-9021 Reply to: P. O. Box 9055 Van Nuys, CA 91405-9055 Telephone: 818/713-1000

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX Chairman & President
FOR IMMEDIATE RELEASE

ZENITH DECLARES QUARTERLY DIVIDEND

        WOODLAND HILLS, CALIFORNIA, May 20, 2003 . . . . . . . . . . . . . . . . .
Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $.25 per share on its outstanding shares. The dividend is payable August 14, 2003 to stockholders of record at the close of business on July 31, 2003.

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